FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2018

Marlborough, Mass. (July 25, 2018) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.490 billion during the second quarter ended June 30, 2018. This represents growth of 10.3 percent on a reported basis, 8.6 percent on an operational1 basis and 7.9 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $555 million or $0.40 per share (EPS), compared to GAAP earnings of $146 million or $0.11 per share a year ago, and achieved adjusted earnings per share of $0.41 for the period, compared to $0.32 a year ago.

“Our strong sales and EPS growth in the second quarter were fueled by our global team, robust portfolio and diversified business,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We’re committed to advancing science for life, and we’re excited about the ways our differentiated pipeline will continue to drive our growth and impact on patients, physicians and hospital systems.”

Second quarter financial results and recent developments:

•
Reported second quarter sales of $2.490 billion, compared to the company's guidance range of $2.450 to $2.500 billion, representing an increase of 10.3 percent on a reported basis, 8.6 percent on an operational basis and 7.9 percent on an organic basis, all compared to the prior year period.

•
Reported GAAP earnings of $0.40 per share compared to the company's guidance range of $0.21 to $0.23 per share, which includes a $250 million non-cash benefit from finalizing the company's IRS tax settlement. Achieved adjusted earnings per share of $0.41 compared to the guidance range of $0.33 to $0.35 per share, which includes a $82 million non-cash benefit from finalizing the aforementioned settlement.

•	Achieved second quarter revenue growth in all segments, compared to the prior year period:

◦	MedSurg: 10.4 percent reported, 9.0 percent operational and organic

◦	Rhythm and Neuro: 10.8 percent reported, 9.0 percent operational and organic

◦	Cardiovascular: 10.0 percent reported, 8.0 percent operational and 6.2 percent organic

•	Delivered revenue growth in all regions, compared to the prior year period:

◦	U.S.: 7.9 percent reported, operational and organic

◦	EMEA (Europe, Middle East and Africa): 15.8 percent reported, 9.6 percent operational and 6.6 percent organic

◦	APAC (Asia-Pacific): 12.3 percent reported, 8.7 percent operational and organic

◦	Emerging Markets[3]: 22.0 percent reported, 21.1 percent operational and 20.6 percent organic

•	Presented two-year real-world data (RESPOND) at the annual EuroPCR Scientific Program, demonstrating favorable clinical outcomes in patients treated with the LOTUS™ Transcatheter Aortic

Valve System,4 in addition to sub-analysis from the REPRISE III trial, where the LOTUS Valve system showed significantly lower disabling stroke rate versus CoreValve® (Medtronic).

•
Announced real-world data at the Heart Rhythm Society’s 39th Annual Scientific Sessions, demonstrating the successful reduction of inappropriate shocks using the SMART Pass sensing filter in patients implanted with the EMBLEM™ Subcutaneous Implantable Defibrillator (S-ICD) System.

•
Received U.S. Food and Drug Administration (FDA) approval, CE Mark and Japanese Pharmaceuticals and Medical Devices Agency (PMDA) approval for the ROTAPRO™ Rotational Atherectomy System, a next-generation rotational atherectomy technology used to debulk and modify calcified plaques from coronary arteries prior to stent implantation to achieve optimal results.

•
Secured expanded indication for the Embozene™ Microspheres to treat symptomatic benign prostatic hyperplasia (BPH), a procedure which was recently supported by the U.K. National Institute for Health and Care Excellence (NICE).

•
Closed the acquisition of Cryterion Medical, Inc., a privately-held company developing a single-shot cryoablation balloon for the treatment of atrial fibrillation (AF), positioning Boston Scientific to be the first company to have both cryothermal and radiofrequency single-shot, balloon-based pulmonary vein ablation therapies in its portfolio.

•	Closed the acquisition of NxThera, Inc., a privately-held company that developed the Rezûm® system, a minimally invasive therapy (MIT) and office-based treatment for patients with symptomatic BPH.

•
Announced an agreement to acquire Claret Medical, Inc., a privately-held company that has developed and commercialized the Sentinel® Cerebral Embolic Protection System, used to protect the brain during certain interventional procedures, predominately in patients undergoing transcatheter aortic valve replacement (TAVR).

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the acquisition of Symetis SA with no prior period related net sales.
3. We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
4. The LOTUS Valve system is currently not available for use or sale.

Net sales for the second quarter by business and region:

			Change
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Significant Acquisitions	Organic Basis
(in millions)	2018	2017

Endoscopy	$442	$400	10.6%	1.7%	8.9%	—%	8.9%
Urology and Pelvic Health	308	280	10.1%	1.0%	9.1%	—%	9.1%
MedSurg*	751	680	10.4%	1.4%	9.0%	—%	9.0%
Cardiac Rhythm Management	494	480	3.0%	1.8%	1.2%	—%	1.2%
Electrophysiology	79	67	18.5%	2.7%	15.8%	—%	15.8%
Neuromodulation	202	154	31.5%	0.9%	30.6%	—%	30.6%
Rhythm and Neuro*	775	700	10.8%	1.8%	9.0%	—%	9.0%
Interventional Cardiology	662	603	9.6%	2.0%	7.6%	2.5%	5.1%
Peripheral Interventions	304	273	10.8%	2.1%	8.7%	—%	8.7%
Cardiovascular	965	876	10.0%	2.0%	8.0%	1.8%	6.2%

Net Sales	$2,490	$2,257	10.3%	1.7%	8.6%	0.7%	7.9%

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

			Change
	Three Months Ended June 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Significant Acquisitions	Organic Basis
(in millions)	2018	2017

U.S.	$1,394	$1,291	7.9%	—%	7.9%	—%	7.9%
EMEA**	558	482	15.8%	6.2%	9.6%	3.0%	6.6%
APAC**	442	393	12.3%	3.6%	8.7%	—%	8.7%
Latin America and Canada	96	90	7.6%	(5.2)%	12.8%	1.0%	11.8%

Net Sales	$2,490	$2,257	10.3%	1.7%	8.6%	0.7%	7.9%

Emerging Markets	$276	$226	22.0%	0.9%	21.1%	0.5%	20.6%

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Third Quarter 2018

The company now estimates revenue for the full year 2018 to be in a range of $9.800 to $9.880 billion (compared to prior guidance of $9.750 to $9.900 billion), which versus the prior year period represents a growth range of approximately 8 to 9 percent on a reported basis and growth of approximately 6 to 7 percent on an organic basis excluding the impact of foreign currency fluctuations and contribution of approximately 40 basis points from acquisitions. The company now estimates income on a GAAP basis in a range of $0.99 to $1.03 per share (compared to prior guidance of $0.90 to $0.94 per share) and estimates adjusted earnings, excluding amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), certain investment impairments and certain discrete tax items, in a range of $1.37 to $1.41 per share (compared to prior guidance of $1.37 to $1.41 per share).

The company estimates sales for the third quarter of 2018 to be in a range of $2.380 to $2.420 billion, which versus the prior year period represents a growth range of approximately 7 to 9 percent on a reported basis and a growth range of approximately 7 to 8 percent on an organic basis, excluding the impact of foreign currency fluctuations. The company estimates earnings on a GAAP basis in a range of $0.21 to $0.23 per share and adjusted earnings, excluding amortization expense, acquisition-related net charges (credits) and restructuring and restructuring-related net charges (credits), in a range of $0.33 to $0.35 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the third quarter and full year 2018, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars. Prior year balances were subject to rounding.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2018	2017	2018	2017

Net sales	$2,490	$2,257	$4,870	$4,418
Cost of products sold	739	632	1,411	1,282
Gross profit	1,751	1,625	3,458	3,136

Operating expenses:
Selling, general and administrative expenses	886	815	1,746	1,609
Research and development expenses	275	244	536	480
Royalty expense	17	17	35	34
Amortization expense	147	142	288	285
Intangible asset impairment charges	34	—	35	—
Contingent consideration expense (benefit)	(4)	(24)	1	(74)
Restructuring charges (credits)	5	1	18	5
Litigation-related net charges (credits)	—	205	—	208
	1,359	1,400	2,659	2,547
Operating income (loss)	392	225	799	589

Other income (expense):
Interest expense	(57)	(58)	(119)	(115)
Other, net	12	(76)	(11)	(78)
Income (loss) before income taxes	347	91	670	396
Income tax expense (benefit)	(209)	(55)	(183)	(40)
Net income (loss)	$555	$146	$853	$436

Net income (loss) per common share - basic	$0.40	$0.11	$0.62	0.32
Net income (loss) per common share - assuming dilution	$0.40	$0.11	$0.61	0.31

Weighted-average shares outstanding
Basic	1,380.5	1,369.8	1,378.5	1,367.6
Assuming dilution	1,398.9	1,391.1	1,397.8	1,390.6

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$739	$886	$275	$392	$347	$555	$0.40
Non-GAAP adjustments:
Amortization expense	—	—	—	147	147	130	0.09
Intangible asset impairment charges	—	—	—	34	34	30	0.02
Acquisition-related net charges (credits)	(9)	(27)	(15)	46	5	9	0.01
Restructuring and restructuring-related net charges (credits)	(16)	5	—	15	15	13	0.01
Discrete tax items	—	—	—	—	—	(168)	(0.12)
Adjusted net income	$715	$865	$260	$633	$547	$568	$0.41

	Three Months Ended June 30, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$632	$815	$244	$225	$91	$146	$0.11
Non-GAAP adjustments:
Amortization expense	—	—	—	142	142	121	0.09
Acquisition-related net charges (credits)	(7)	(11)	(5)	(1)	8	(1)	0.00
Restructuring and restructuring-related net charges (credits)	(12)	(3)	—	16	16	13	0.01
Litigation-related net charges (credits)	—	—	—	205	205	131	0.09
Investment impairment charges	—	—	—	—	53	34	0.02
Adjusted net income	$613	$801	$239	$587	$515	$444	$0.32

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$1,411	$1,746	$536	$799	$670	$853	$0.61
Non-GAAP adjustments:
Amortization expense	—	—	—	288	288	248	0.18
Intangible asset impairment charges	—	—	—	35	35	31	0.02
Acquisition-related net charges (credits)	(15)	(33)	(22)	71	30	29	0.02
Restructuring and restructuring-related net charges (credits)	(23)	(3)	—	43	43	35	0.02
Investment impairment charges	—	—	—	—	5	5	0.00
Discrete tax items	—	—	—	—	—	(177)	(0.13)
Adjusted net income	$1,374	$1,710	$514	$1,237	$1,071	$1,023	$0.73

	Six Months Ended June 30, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$1,282	$1,609	$480	$589	$396	$436	$0.31
Non-GAAP adjustments:
Amortization expense	—	—	—	285	285	243	0.17
Acquisition-related net charges (credits)	(10)	(22)	(9)	(33)	(24)	(33)	(0.02)
Restructuring and restructuring-related net charges (credits)	(24)	(6)	—	35	35	28	0.02
Litigation-related net credits (credits)	—	—	—	208	208	133	0.10
Investment impairment charges	—	—	—	—	53	34	0.02
Adjusted net income	$1,248	$1,581	$471	$1,084	$953	$841	$0.60

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Q3 and Full Year 2018 Estimated Revenue Growth Rates

	Q3 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	7%	9%	8%	9%	8%	10%
Less: Estimated impact of foreign currency fluctuations and significant acquisitions	0%	1%	2%	2%	3%	3%
Estimated sales growth, organic*	7%	8%	6%	7%	5%	7%

*Full Year 2018 Estimates excludes contribution of approximately 40 basis points from acquisitions.

Q3 and Full Year 2018 Earnings per Share Guidance

	Q3 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.21	$0.23	$0.99	$1.03	$0.90	$0.94

Estimated amortization expense	0.08	0.08	0.36	0.36	0.35	0.35
Intangible asset impairment charges	—	—	0.02	0.02	0.00	0.00
Estimated acquisition-related net charges (credits)	0.02	0.02	0.05	0.05	0.05	0.05
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02	0.08	0.08	0.08	0.08
Investment impairment charges	—	—	0.00	0.00	0.00	0.00
Discrete tax items	—	—	(0.13)	(0.13)	(0.01)	(0.01)

Adjusted results	$0.33	$0.35	$1.37	$1.41	$1.37	$1.41

Prior Guidance Estimate - Q2 2018 Earnings per Share

	Q2 2018 Estimate
	(Low)	(High)
GAAP results	$0.21	$0.23

Estimated amortization expense	0.08	0.08
Estimated acquisition-related net charges (credits)	0.02	0.02
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02

Adjusted results	$0.33	$0.35

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income, including amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), certain investment impairment charges and certain discrete tax items, as described below. Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards

Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type that management excluded as part of these non-GAAP financial measures, since our most recent Annual Report on Form 10-K, as well as the reason for excluding each individual item:

•
Discrete tax items — These items represent adjustments of certain tax positions including those which a) are estimates as a result of the TCJA, enacted in December 2017, and, or b) were a benefit resulting from the finalization of the IRS Stipulation of Settled Issues consistent with the manner in which the tax reserves were originally booked. These adjustments are not indicative of expected on-going operating results. We exclude the impact of this charge from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for the purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent acquisitions with significant sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.